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                                                                   Exhibit 10.31


REINSURED:     Medical Inter-Insurance Exchange of New Jersey
               Of: Two Princess Road
                   Lawrenceville
                   New Jersey


TYPE: (1) Excess Cession Contract and (2) Excess Event Protection arising out Medical and Dental Practitioner Liability and Hospital and other Health Care Institution Professional Liability

PERIOD: Effective January 1, 1999 covering on a risks attaching basis for BUSINESS COVERED, and continuous thereafter unless terminated.

               Either party may terminate this Agreement at December 31, 1999 or any December 31 thereafter within 90 days prior written notice. There shall be no return of unearned premium in respect of risks attaching during the TERM. REINSURERS shall receive their respective share of the net ceded premium in respect of risks attaching during the TERM.

               This Agreement will apply to policies written by the Company and incepting during the term of this Agreement subject to the maximum period any one policy not to exceed 36 months plus odd time.

               In respect of multi-year risks attaching to this agreement reinsurance coverage for the full period shall be provided by those Reinsurers to whom the original net ceded premium has been allocated regardless of whether agreement is terminated.

BASIS OF
COVERAGE:      As per underlying form of coverage, i.e.:
               - Loss Occurring During the underlying policy period in respect of occurrence coverage.
               - Claims first made during the underlying policy period in respect of claims made coverage.
               - Following any Retroactive date applicable to risks attaching.

BUSINESS
COVERED: All business underwriters by New Jersey State Medical Underwriters, Inc. ("Underwriters") and classified by the COMPANY as Medical and Dental Practitioner Professional Liability, Umbrella Liability, Hospital and Other Health Care Institution Professional Liability, and Commercial General Liability Business, Directors and Officers Liability, Fiduciary Liability, Managed Care Errors and Omissions Liability, Employment Practice Liability, Miscellaneous Professional Indemnity (including but not limited to, Lawyers Professional, Notary Public and Electronic Data Processors).

               This Agreement applies to losses first occurring under occurrence policies and claims made under claim made policies both in respect of risks attaching during the TERM. REINSURERS shall be subject to all of the
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             conditions of the Permanent Protection Policies (PPP) or any other underlying.

EXCLUSIONS:  (1)  Claims emanating from policies issued by the inception dates after the termination date of this contract.

             (2) Reinsurance assumed, except Reinsurance assumed from Lawrenceville Property and Casualty Insurance Co., Inc., Medical Inter-Insurance Exchange of New Jersey, Lawrenceville Re, Ltd., or American Medical Mutual which is underwritten by New Jersey State Medical Underwriters, Inc. for Medical Inter-Insurance Exchange of New Jersey.

                  In addition, this exclusion shall not apply to assumed reinsurance underwritten by the Company for captives or other insurance facilities of hospitals and all other Health Care institutions where the underwriting is through the New Jersey State Medical Underwriters, Inc.

             (3)  Financial Guarantee and insolvency

             (4)  Insolvency Fund Exclusions Clause.

             (5) Nuclear Incidents Exclusion Clause -- Liability Reinsurance U.S.A. and Canada, except for incident arising from nuclear medicine.

             (6)  Pools, Associations, and Syndicates Exclusion Clause.

LIMITS AND
RETENTIONS:   A)  Medical and Dental Practitioner Professional Liability,
                  Umbrella Liability, Hospital and other Health Care Institution
                  Professional Liability and Commercial General Liability
                  Business.

                  $65,000,000 each and every loss or event each original policy plus pro-rata allocated loss adjustment expenses.

                  and

              B) Directors and Officers Liability, Fiduciary Liability, Managed Care Errors and Omissions Liability and Employment Practice Liability, Miscellaneous Professional Indemnity (including but not limited to Lawyers Professional, Notary Public and Electronic Data Processors

                  $15,000,000 each and every loss each original policy plus pro-rata allocated loss adjustment expenses.

                  Excess of a retention of:

              $10,000,000 each and every loss or event.

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CONDITIONS: (1)  8% coinsurance by the Company in respect of limits provided by this contract.

            (2) Article IV F of the prior contract will not be retained in this replacement contract.

            (3) The Company may incept at any time during the contract period Property coverage including Fire, Allied Lines and Extended Coverages. Inland Marine and Commercial Multi-Peril when written in conjunction with other coverages for limits of:- $14,500,000 Ultimate Net loss plus pro-rata loss adjustment expenses each and every loss, each original policy
                 Excess of: - $500,000 Ultimate Net loss plus pro-rata loss adjustment expenses as respects each and every loss, each original policy. Coverage shall be subject to the following exclusions:-

                 1)   Earthquake coverages
                 2)   North American War Exclusion Clause
                 3)   Seepage and Pollution Liability
                 A) Within 60 days after the end of each quarter the Company shall provide the Reinsurer with a claims bordereaux outlining any claim on which the Company has placed a reserve value of more than $300,000. Losses and adjustment expenses are recoverable by the Company immediately after receipt of proof of loss subject to the retention applicable herein.
                 B) Within 60 days after the end of the quarter that any coverage, attaches the Company shall provide the Reinsurer with a premium bordereaux outlining the applicable premium (to be more fully defined in the contract wording).

PREMIUM: Minimum & Deposit Premium $750,000 annual payable quarterly as follows:
         31st March, 30th June, 30th September and 31st December. The minimum premium to be adjusted upwards at 92% of the original net ceded premium limits within 45 days of the 31st December.

CLAIM AND LOSS
SETTLEMENTS:   Within 60 days after the end of each calendar
               quarter, the COMPANY shall provide the REINSURER with a bordereaux outlining any claim or claims on which the COMPANY has placed a reserve value of more than $3,000,000 each loss or event. At each anniversary the Company shall provide a bordereaux outlining all claims and reserves excess of $250,000 each loss or $2,000,000 each event.

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               Losses and adjustment expenses recoverable by the COMPANY are payable immediately after receipt of proof of loss subject to the RETENTION applicable herein.

ECO/XPL: The REINSURERS shall pay 100% of ECO/XPL losses reducing only by 8% coinsurance by the Company.

OTHER
PROVISIONS:    Access to Records
               Arbitration
               Currency
               Errors and Omissions
               Federal Excise Tax
               Insolvency
               Net Retained Liability
               Offset
               Intermediary Clause
               Salvage and Subrogation
               Service of Suit
               Taxes
               Territory
               Ultimate Net Loss, including pro-rata allocated
               Loss Adjustment Expenses and 92% ECO/XPL.
               Unauthorised Reinsurers

INTERMEDIARY:  Lloyd Thompson Ltd.

BROKERAGE:     10%

DEFINITIONS:   (1)  Net Ceded Premium = Gross Allocated Premium to this
                    agreement less 25%.

               (2) The term Gross Allocated Premium shall mean the written premium allocated to this agreement on annual contracts or instalments on multi-year contracts.

               (3) The term "event" used herein shall mean all original claims arising from an incident involving Medical and Dental Practitioners and Hospitals and other Health Care Institutions being an original insured hereon.